Investor Presentation As of March 31, 2024 Exhibit 99.1

Forward-Looking Statements This presentation of First US Bancshares, Inc. (“FUSB” or the “Company”) contains forward-looking statements, as defined by federal securities laws. Statements contained in this presentation that are not historical facts, including without limitation all statements relating to FUSB’s future financial and operational results, are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by FUSB’s senior management. FUSB undertakes no obligation to update these statements following the date of this presentation, except as required by law. In addition, FUSB, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of FUSB’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements and cause actual results to differ materially from those projected in such forward-looking statements are identified in the public filings made by the Company with the SEC, and forward-looking statements contained in this presentation or in other public statements of the Company or its senior management should be considered in light of those factors. Such factors may include risks related to the Company's credit, including that if loan losses are greater than anticipated; the increased lending risks associated with commercial real estate lending; liquidity risks; the impact of national and local market conditions on the Company's business and operations; the rate of growth (or lack thereof) in the economy generally and in the Company’s service areas; strong competition in the banking industry; the impact of changes in interest rates and monetary policy on the Company’s performance and financial condition; the impact of technological changes in the banking and financial service industries and potential information system failures; cybersecurity and data privacy threats; the costs of complying with extensive governmental regulation; the impact of changing accounting standards and tax laws on the Company's allowance for credit losses and financial results; the possibility that acquisitions may not produce anticipated results and result in unforeseen integration difficulties; and other risk factors described from time to time in the Company’s public filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. Relative to the Company’s dividend policy, the payment of cash dividends is subject to the discretion of the Board of Directors and will be determined in light of then-current conditions, including the Company’s earnings, leverage, operations, financial conditions, capital requirements and other factors deemed relevant by the Board of Directors. In the future, the Board of Directors may change the Company’s dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

Presentation Disclosure This presentation has been prepared by FUSB solely for informational purposes based on its own information, as well as information from public sources. This presentation has been prepared to assist interested parties in making their own evaluation of FUSB and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of FUSB and the information included in this presentation or other information provided by or on behalf of FUSB. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of FUSB by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the SEC nor any state securities commission has approved or disapproved of the securities of FUSB or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date indicated on the cover page. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of FUSB after such date. This presentation includes unaudited financial measures that have been prepared other than in accordance with generally accepted accounting principles in the United States (“non-GAAP financial measures”), including tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets. FUSB presents non-GAAP financial measures when it believes that the additional information is useful and meaningful to management and investors. Non-GAAP financial measures do not have any standardized meaning and, therefore, may not be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix to this presentation for a reconciliation of certain non-GAAP financial measures to the comparable GAAP measures. Quarterly data presented herein have not been audited by FUSB’s independent registered public accounting firm.

Contents Corporate Profile 5 Strategic Focus 8 1Q2024 Highlights.............................................................................................................................11 Deposit Composition 12 Loan Portfolio Trends 13 Recent Financial Trends 18 5 Year Financial Trends 22 Risk Management – Capital, Liquidity and Market Sensitivity 25 Appendix: Non-GAAP Reconciliation 28

Company Founded: 1952 Headquarters: Birmingham, AL First US Bank: 15 Branches / 2 LPOs Total Assets: $1,071 million Total Loans: $823 million Total Deposits: $943 million Loans to Deposits: 87% Exchange: Nasdaq: FUSB Stock price: $9.26 Tangible BV: $14.65 per share (1) Price to TBV: 63% Market Cap: $53.6 million Annual Dividend: $0.20 Dividend Yield: 2.16% Information as of 3/31/2024 Calculations of tangible balances and measures are included in the Appendix.

Corporate Profile

Senior Leadership Team



James F. House
President and Chief Executive Officer

- Veteran banker with SouthTrust Bank for 31 years
- Business consultant 2005 to 2009 focusing on management, investments, and commercial and consumer lending issues
- Florida Division President with BankTrust from 2009 to 2011
- Tenure at FUSB began November 2011



David P. McCullum
Senior Executive Vice President, Commercial Lending

- Veteran commercial banker with Regions Financial Corporation and AmSouth Bank for 20 years
- CPA
- Tenure at FUSB began July 2015



Phillip R. Wheat
Senior Executive Vice President, Chief Information and Operations Officer

- Veteran IT and Operations manager with 34 years of experience
- Experienced in acquisitions, branding, cost mitigation, cyber security, and digital transformation
- Tenure at FUSB began April 2013



Thomas S. Elley
Senior Executive Vice President, Chief Financial Officer

- CPA holding various positions with Deloitte & Touche LLP over 13-year period
- Previous banking positions with Regions Financial Corp., Iberiabank Corp., and SouthTrust Bank
- Tenure at FUSB began October 2013



William C. Mitchell
Senior Executive Vice President, Consumer Lending

- Veteran consumer lender with 34 years of lending experience
- CEO and President of Acceptance Loan Company, Inc. (Bank Subsidiary) from 2007 to 2019
- Tenure at FUSB began May 1997



Eric H. Mabowitz
Senior Executive Vice President, Chief Risk Officer

- Veteran Risk and Operations manager with 36 years of experience
- MBA
- Tenure at FUSB began March 2008

FIRST US | BANCSHARES, INC.
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Corporate Profile First US Bank – Branch and LPO Location Map

` PRIMARY GOALS Grow EPS, ROA and ROE Consistent, diversified loan and deposit growth Adherence to strong credit culture Effective expense control – both interest and non-interest LENDING FOCUS EXPENSE CONTROL LONGER TERM GROWTH EFFORTS Superior organic growth in earning assets Adherence to commercial lending fundamentals: cash flow, debt service coverage and loan-to-value considerations Avoid speculative lending on land and development Minimal exposure to hotels/motels and dine-in restaurants Maintain continuous loan review and loan grading system Consumer lending focused on higher credit scores and geographic and product diversification Strategic Focus Objective: Increase franchise value Maintain strong core deposit franchise while being responsive to the interest rate environment Expand use of current digital offerings among customer base to optimize branch footprint Improve efficiency through process improvement and scale Grow loan production offices to levels that support limited branching Leverage digital banking offerings to expanded customer base Consider acquisitions to enter new growth markets

Strategic Focus Building and Maintaining a Diversified Balance Sheet Loan Composition as of 3/31/2024 Deposit Composition as of 3/31/2024

Strategic Focus A Favorable Geographic Footprint Potential Markets for Growth Alabama: Auburn Dothan Huntsville Montgomery Florida: Destin Panama City Pensacola Georgia: Athens Atlanta Augusta Columbus Macon Mississippi: Hattiesburg Jackson Meridian South Carolina: Greenville Tennessee: Memphis Nashville

Consistent Earnings Punctuated by Slowing Net Interest Margin Compression $.01 growth in diluted EPS, comparing 1Q2024 to 1Q2023 Diluted EPS of $0.34 in 1Q2024, compared to $0.36 in 4Q2023 and $0.33 in 1Q2023 Trailing 12 months diluted EPS of $1.34 Margin compression slowed to 2 basis points, comparing 1Q2024 to 4Q2023 1Q2024 net interest margin of 3.65%, compared to 3.67% in 4Q2023 and 4.13% in 1Q2023 Favorable expense structure continues from prior strategic initiatives Balance Sheet Trends Loan growth of $1.2 million, or 0.1%, in 1Q2024 Growth driven by construction lending, partially offset by other categories, including slowing of indirect consumer lending Repricing of earning assets at favorable rates expected to continue in current environment Yield on earning assets increased to 5.76% in 1Q2024, compared to 5.61% in 4Q2023 Maturity of $13.0 million in U.S. Treasury securities in late1Q2024 provide cash flows for subsequent investment purchases at higher rates Balance sheet structured for stability in various rate environments $50 million notional in interest rate floors acquired 1Q2024 to assist in stabilizing down rate risk $356 million of readily available liquidity provides strong liquidity support Core deposits remain stable at 85.6% of total deposits as of March 31, 2024 1Q2024 Highlights

Deposit Composition A Stable Core Deposit Base

Loan Portfolio Trends Quarterly Growth by Category

Loan Portfolio Trends Non-Residential CRE and Construction Portfolio Breakdown Non-Residential CRE Breakdown as of 3/31/2024 Construction Breakdown as of 3/31/2024 Non-owner occupied office consists of 22 loans with an average loan size of $1.4 million. The properties are located in Tuscaloosa, AL, Birmingham, AL, and Chattanooga, TN.

Loan Portfolio Trends Indirect Portfolio This portfolio segment includes loans secured by collateral purchased by consumers in retail stores with whom the Company has an established relationship to provide financing if applicable underwriting standards are met. The collateral securing these loans generally includes recreational vehicles, campers, boats, horse trailers and cargo trailers. Weighted average yield of 5.94% in 1Q2024 Weighted average credit score of 773 as of 3/31/24 36.6% of total loan portfolio as of 3/31/24 Enhances geographic and collateral diversification of the consumer portfolio Indirect Lending Currently Conducted in 17 States: Alabama Arkansas Florida Georgia Indiana Iowa Kansas Kentucky Mississippi Missouri Nebraska North Carolina Oklahoma South Carolina Tennessee Texas Virginia

Loan Portfolio Trends Indirect Portfolio Breakdown Indirect by Collateral as of 3/31/2024(1) Indirect by State as of 3/31/2024(1)(2) (1) Dollars in thousands (2) Represents state in which the participating dealer operates

Loan Portfolio Trends Asset Quality – 5 Quarter Trend 5 Quarter Annualized Net Charge-offs

Recent Financial Trends Asset Quality – Nonperforming Assets and Nonperforming Loans Nonperforming Assets (1) Nonperforming Loans (2) Nonperforming assets: nonaccrual loans and OREO Nonperforming loans: nonaccrual loans

Recent Financial Trends 5 Quarter Annualized Margin Report Average rate including both interest-bearing and non-interest-bearing deposits Average rate on all interest-bearing liabilities and non-interest-bearing deposits

Recent Financial Trends Profitability Metrics – 5 Quarter Trend (1) Calculations of tangible balances and measures are included in the Appendix

Recent Financial Trends Balance Sheet Metrics – 5 Quarter Trend

5 Year Financial Trends Profitability Metrics (1) Calculations of tangible balances and measures are included in the Appendix

5 Year Financial Trends Balance Sheet Metrics

5 Year Financial Trends Share Price vs. Tangible Book Value (63% as of 03/31/2024)(1) (1) Calculations of tangible balances and measures are included in the Appendix

Risk Management Equity Capital – 5 Quarter Trend (1) Calculations of tangible balances and measures are included in the Appendix.

Risk Management Managing Liquidity and Investment Risk Summary of Securities Portfolio The portfolio is structured with relatively short expected average lives in order to enhance liquidity Weighted average book yield was 2.58% in 1Q2024 Expected average life of securities in the portfolio was 4.2 years 99.2% of the portfolio is available for sale; 0.8% is HTM Net unrealized loss (AFS and HTM) totals 7.0% of amortized cost and 9.5% of Tier 1 Capital Readily Available Liquidity Table below represents readily available sources of liquidity, including cash and cash equivalents, federal funds sold, investment securities and other liquidity sources Non-GAAP measure that management views as beneficial to the overall understanding of the Company’s liquidity position – should be considered as a supplement to GAAP-based liquidity measures Calculations are intended to reflect minimum levels of liquidity readily available Compares favorably to estimated uninsured deposits: March 31, 2024: $192.5 million, or 20.4% of total deposits December 31, 2023: $200.3 million, or 21.1% of total deposits.

Risk Management Interest Rate Sensitivity The following table summarizes the forecasted impact on net interest margin and net interest income using a base case scenario given upward and downward shocks in interest rates of 100, 200 and 300 basis points (“bps”) based on forecasted assumptions of prepayment speeds, nominal interest rates and loan and deposit repricing rates. Estimates are as of March 31, 2024, and are based on economic conditions at that time, historical interest rate cycles and other factors deemed by management to be relevant. During 1Q2024, the Company acquired $50 million notional interest rate floors to improve positioning in down rate scenarios.

Appendix Non-GAAP Reconciliations

Appendix Non-GAAP Reconciliation (dollars and shares in thousands, except per share data) (1) Calculation of Return on average tangible common equity (annualized) = ((net income (d) / number of days in period) * number of days in year) / average tangible shareholders’ equity (c)

Appendix Non-GAAP Reconciliation (dollars and shares in thousands, except per share data)

www.firstusbank.com Contact: Thomas S. Elley Chief Financial Officer telley@firstusbank.com 205.582.1200